TBS INTERNATIONAL PLC & SUBSIDIARIES                                              EXHIBIT 10.13

Dated: as of April 15, 2011

BEDFORD MARITIME CORP.
BRIGHTON MARITIME CORP.
HARI MARITIME CORP.
PROSPECT NAVIGATION CORP.
HANCOCK NAVIGATION CORP
COLUMBUS MARITIME CORP.
and
WHITEHALL MARINE TRANSPORT CORP.
as joint and several Borrowers

TBS INTERNATIONAL LIMITED
TBS HOLDINGS LIMITED
and
TBS INTERNATIONAL PUBLIC LIMITED COMPANY
as Guarantors

DVB GROUP MERCHANT BANK (ASIA) LTD.
as Lender

DVB GROUP MERCHANT BANK (ASIA) LTD.
as Facility Agent and Security Trustee

-and-

DVB BANK SE
THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND
and
NATIXIS
as Swap Banks
_______________________________________________________

SIXTH AMENDATORY AGREEMENT
______________________________________________________

Amending and Supplementing the Loan Agreement dated as of January 16, 2008, as amended by a First Amendatory Agreement dated as of March 23, 2009, a Second Amendatory Agreement dated as of December 31, 2009, a Third Amendatory Agreement dated as of January 11, 2010
a Fourth Amendatory Agreement dated as of April 30, 2010 and a Fifth Amendatory Agreement dated as of January 27, 2011

SIXTH AMENDATORY AGREEMENT dated as of April 15, 2011 (this “Sixth Amendatory Agreement”)

AMONG

(1)
BEDFORD MARITIME CORP., BRIGHTON MARITIME CORP., HARI MARITIME CORP., PROSPECT NAVIGATION CORP., HANCOCK NAVIGATION CORP., COLUMBUS MARITIME CORP. and WHITEHALL MARINE TRANSPORT CORP., each a corporation organized and existing under the law of the Republic of The Marshall Islands, as joint and several borrowers (each, a “Borrower” and together, the “Borrowers”);

(2)
TBS INTERNATIONAL LIMITED, TBS HOLDINGS LIMITED, each a company organized and existing under the law of Bermuda, and TBS INTERNATIONAL PUBLIC LIMITED COMPANY (“TBSPLC”), a company organized and existing under the law of Ireland, as guarantors (each, a “Guarantor” and together, the “Guarantors”);

(3)	DVB GROUP MERCHANT BANK (ASIA) LTD., acting through its office at 77 Robinson Road #30-02, Singapore, as lender (in such capacity, the “Lender”);

(4)
DVB GROUP MERCHANT BANK (ASIA) LTD., acting through its office at 77 Robinson Road #30-02, Singapore, as facility agent (in such capacity, the “Facility Agent”) for the Lender and as security trustee (in such capacity, the “Security Trustee”) for the Lender and the Swap Banks; and

(5)
DVB BANK SE (as successor-in-interest to DVB Bank AG), acting through its office at Platz der Republik 6, 60325 Frankfurt/Main, Germany, THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND, acting through its office at Head Office, Building B4, Lower Baggot Street, Dublin 2, Ireland, and NATIXIS, acting through its office at BP 4 - F-75060, Paris Cedex 02, France, as swap banks (each, a “Swap Bank” and together, the “Swap Banks”).

WITNESSETH THAT:

WHEREAS, the Borrowers, the Guarantors, the Lender, the Facility Agent, the Security Trustee, the Swap Banks and others are parties to a Loan Agreement dated as of January 16, 2008, as amended by a First Amendatory Agreement dated as of March 23, 2009, a Second Amendatory Agreement dated as of December 31, 2009, a Third Amendatory Agreement dated as of January 11, 2010, a Fourth Amendatory Agreement dated as of April 30, 2010 and a Fifth Amendatory Agreement dated as of January 27, 2011 (as so amended, the “Loan Agreement”).

WHEREAS, upon the terms and conditions stated herein, the parties hereto have agreed pursuant to Clause 19.1(b) of the Loan Agreement to amend certain provisions of the Loan Agreement.

NOW, THEREFORE, in consideration of the premises set forth above, the covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1	DEFINITIONS

1.1	Defined terms. Capitalized terms used but not defined herein shall have the meaning assigned such terms in the Loan Agreement.

1.2	Definitions. In this Sixth Amendatory Agreement, unless the contrary intention appears:

(a)
“Incremental Capital Contribution” means capital contributions (other than the Capital Infusions received by or pledged to TBSPLC prior to the Sixth Amendment Effective Date) received by TBSPLC on or after the Sixth Amendment Effective Date;

(b)	“Minimum Interest Coverage Ratio” has the meaning assigned to such term in the Bank of America Credit Facility Agreement;

(c)	“Maximum Leverage Ratio” has the meaning assigned to such term in the Bank of America Credit Facility Agreement;

(d)
“Permitted Subordinated Debt” means subordinated Financial Indebtedness (including subordinated Financial Indebtedness convertible into equity) of TBSPLC that has a maturity no earlier than six months after the later of (i) the Maturity Date and (ii) the maturity date of any of the Other TBS Credit Facilities (other than the CS Credit Facility Agreement), has no required principal payments prior to maturity, provides for any cash interest at a rate acceptable to the Facility Agent, contains no maintenance financial covenants and contains other covenants or events of default that are less restrictive than those in the Loan Agreement, and no cross default to other Financial Indebtedness of the Borrowers and/or Guarantors, all on terms acceptable to the Facility Agent;

(e)	“Qualified Cash” has the meaning assigned to such term in the Bank of America Credit Facility Agreement; and

(f)	“Sixth Amendment Effective Date” means the date that all of the conditions precedent in Clause 5 hereof have been satisfied or waived.

2	INCREMENTAL CAPTIAL CONTRIBUTIONS

2.1	Incremental Capital Contribution. In exchange for an Incremental Capital Contribution, TBSPLC may issue preferred equity, common equity or Permitted Subordinated Debt.

2.2
Deposit in Special Account.  Any Incremental Capital Contribution received by TBSPLC on or after the Sixth Amendment Effective Date and prior to January 1, 2012 shall be deposited directly in the Special Account.  Any limits on amounts deposited and able to be re-deposited in the Special Account pursuant to the terms of the Fifth Amendatory Agreement are hereby increased to permit the deposit in the Special Account of any Incremental Capital Contributions.

2.3
Calculation of Excess Cash.  All amounts deposited in the Special Account on or before the Sixth Amendment Effective Date and any Incremental Capital Contribution received by TBSPLC on or after the Sixth Amendment Effect Date and prior to January 1, 2012 shall not be included in the calculation of Excess Cash for the purpose of mandatory prepayment under Clause 7.7(b) of the Loan Agreement.

3	INTERIM FINANCIAL COVENANTS

3.1
Minimum liquidity.  Beginning with the week ending July 1, 2011 and ending January 1, 2012, the minimum weekly average liquidity of TBSPLC shall be $10,000,000 and the minimum amount of cash required to be held at Bank of America N.A. and Royal Bank of Scotland plc by TBSPLC shall be, respectively, $3,382,500 and $3,000,000.  If TBSPLC delivers a rolling 13-week cash flow forecast pursuant to Clause 10.1(h)(ii) of the Loan Agreement projecting that Qualified Cash will, or is likely to, fall below the minimum required weekly average liquidity during the current week or during any of the next four forecasted weeks, such forecast shall itself constitute a breach of this covenant and TBSPLC shall promptly conduct a bank update call with the Facility Agent and the agents for the Other TBS Credit Facilities to discuss liquidity issues.

3.2	Minimum Interest Coverage Ratio. For the fiscal quarters ending June 30, 2011, September 30, 2011 and December 31, 2011, the Minimum Interest Coverage Ratio shall be not less than 2.50 to 1.00.

3.3	Maximum Leverage Ratio. For the fiscal quarters ending June 30, 2011, September 30, 2011 and December 31, 2011, the Maximum Leverage Ratio shall not exceed 5.10 to 1.00.

3.4
Changes to financial covenants.  Prior to January 1, 2012, TBSPLC shall discuss with the Facility Agent and the agents for the Other TBS Credit Facilities, in good faith, any appropriate changes to covenants stated in Clauses 3.1, 3.2 and 3.3.

4	AMENDMENTS TO THE LOAN AGREEMENT

4.1
Amendments.  Pursuant to Clause 19.1(b) of the Loan Agreement, subject to fulfillment or waiver of the conditions subsequent stated in Clause 4 below, the parties hereto agree to amend the Loan Agreement as follows, with effect on and from the date hereof:

(a)	The following definitions are added to Clause 1.1:

““Incremental Capital Contribution” shall have the meaning set forth in the Sixth Amendatory Agreement;”

““Permitted Subordinated Debt” shall have the meaning set forth in the Sixth Amendatory Agreement;”

(b)	Clause 10.2(h) is amended and restated to read as follows:

“(i)
none of the Borrowers shall incur any Financial Indebtedness other than (A) the Loan, (B) in the usual course of business, (C) as permitted by the Finance Documents and (D) Financial Indebtedness that is fully subordinated to the Loan; and

(ii)	the Guarantor Group shall not, on a consolidated basis, incur any Financial Indebtedness other than:

(1)	the Loan;

(2)	in the usual course of business;

(3)	pursuant to the AIG Credit Facility Agreement;

(4)	pursuant to the Bank of America Credit Facility Agreement;

(5)	pursuant to the Berenberg Credit Facility Agreement;

(6)	pursuant to the Commerzbank Credit Facility Agreement;

(7)	pursuant to the Credit Suisse Credit Facility Agreement;

(8)	pursuant to the RBS Credit Facility Agreement;

(9)	pursuant to the RBS Guarantee Facility Agreement;

(10)	Capital Infusions,

(11)	Incremental Capital Contributions;

(12)	Permitted Additional Junior Capital;

(13)	Permitted Subordinated Debt;

(14)	Replacement Debt;

(15)	Permitted Logstar Debt;

(16)	Financial Indebtedness that is fully subordinated to the Guarantors’ obligations under Clause 21 of the Loan Agreement;

(17)	to the extent constituting Financial Indebtedness, all obligations in respect of guaranties and interest rate swaps related to the Other TBS Credit Facilities; and

(18)
TBSPLC and its Affiliates shall be permitted to convert the LAGUNA BELLE and SEMINOLE PRINCESS Charters to debt which shall not exceed an aggregate principal amount of $25,000,000 and shall have no adverse effect on the consolidated cash flow of TBSPLC and its Affiliates as compared to the LAGUNA BELLE and SEMINOLE PRINCESS Charters;”

5	CONDITIONS PRECEDENT

5.1
Conditions precedent.  The effectiveness of this Sixth Amendatory Agreement shall be subject to the following conditions precedent being completed to the reasonable satisfaction of the Facility Agent on or before 5:00 p.m. New York time on April 15, 2011 (the “Conditions Precedent Deadline”):

(a)	The Facility Agent shall have received an original of this Sixth Amendatory Agreement, duly executed by the parties hereto;

(b)
The Facility Agent shall have received evidence, reasonably satisfactory to the Facility Agent, that each of the Other TBS Credit Facilities have been amended with the approval of all of the creditors under such Other TBS Credit Facilities on terms substantially consistent with this Sixth Amendatory Agreement;

(c)	The Facility Agent shall have received an original fee letter, duly executed by the parties thereto, in such form as the Facility Agent shall prescribe; and

(d)
The Facility Agent shall have received the original of any power of attorney under which this Sixth Amendatory Agreement and any other document to be executed pursuant to this Sixth Amendatory Agreement was or is to be executed on behalf of an Obligor.

5.2
Waiver of conditions precedent.  The Facility Agent, with the consent of the Lenders and the Swap Banks, may waive one or more of the conditions referred to in Clause 5.1; provided that the Obligors deliver to the Facility Agent a written undertaking to satisfy such conditions within ten (10) Business Days after the Facility Agent grants such waiver (or such longer period as the Facility Agent may specify).

5.3
Failure to complete conditions precedent.  If the Obligors fail to complete all or any of the conditions precedent required by Clause 5.1 by the Conditions Precedent Deadline, and the Facility Agent has not granted a waiver pursuant to Clause 5.2 hereof, the Obligors acknowledge and agree that such failure shall be deemed an Event of Default under the Loan Agreement and that the Credit Parties shall be entitled to all rights and to exercise all remedies afforded to them under the terms of the Loan Agreement and the other Finance Documents (all of which are expressly reserved).

6	EFFECT OF AMENDMENTS

6.1
References.  Each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, and each reference to the “Loan Agreement” in any of the other Finance Documents, shall mean and refer to the Loan Agreement as amended hereby.

6.2
Effect of amendments.  Subject to the terms of this Sixth Amendatory Agreement, with effect on and from the date hereof (subject to fulfillment or waiver of the conditions precedent stated in Clause 5 above) the Loan Agreement shall be, and shall be deemed by this Sixth Amendatory Agreement to have been, amended upon the terms and conditions stated herein and, as so amended, the Loan Agreement shall continue to be binding on each of the parties to it in accordance with its terms as so amended.  In addition, each of the Finance Documents shall be, and shall be deemed by this Sixth Amendatory Agreement to have been, amended as follows:

(a)
the definition of, and references throughout each of such Finance Documents to, the “Loan Agreement” and any of the other Finance Documents shall be construed as if the same referred to the Loan Agreement and those Finance Documents as amended or supplemented by this Sixth Amendatory Agreement; and

(b)
by construing references throughout each of the Finance Documents to “this Agreement”, “hereunder” and other like expressions as if the same referred to such Finance Documents as amended and supplemented by this Sixth Amendatory Agreement.

6.3	No other amendments; ratification.

(a)
Except as amended hereby, all other terms and conditions of the Loan Agreement and the other Finance Documents remain unchanged and in full force and effect and are hereby ratified and confirmed in all respects.

(b)	Without limiting the foregoing, each of the Guarantors acknowledges and agrees that the Guaranty remains in full force and effect.

(c)	The Obligors acknowledge and agree that the Loan Agreement shall, together with this Sixth Amendatory Agreement, be read and construed as a single agreement.

7	REPRESENTATIONS AND WARRANTIES

7.1
Authority.  The execution and delivery by each of the Obligors of this Sixth Amendatory and the performance by each Obligor of all of its agreements and obligations under the Loan Agreement, as amended hereby, are within such Obligor’s corporate authority and have been duly authorized by all necessary corporate action on the part of such Obligor, and no consent of any third party is required in connection with the transactions contemplated by this Sixth Amendatory Agreement.

7.2
Enforceability.  This Sixth Amendatory Agreement and the Loan Agreement, as amended hereby, constitute the legal, valid and binding obligations of each of the Obligors party hereto and are enforceable against such Obligors in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of, creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

7.3	Certifications. Each Obligor certifies that:

(a)	there is no proceeding for the dissolution or liquidation of such party;

(b)
the representations and warranties contained in the Loan Agreement, as amended hereby, are true and correct as though made on and as of the date hereof, except for (A) representations or warranties which expressly relate to an earlier date in which case such representations and warranties shall be true and correct, in all material respects, as of such earlier date or (B) representations or warranties which are no longer true as a result of a transaction expressly permitted by the Loan Agreement;

(c)
there is no material misstatement of fact in any information provided by any of the Obligors to the Facility Agent or the Lender or the Swap Banks since January 27, 2011, and such information did not omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(d)	there is no event occurring and continuing, or resulting from this Sixth Amendatory Agreement, that constitutes a Potential Event of Default or an Event of Default; and

(e)	there have been no amendments to the constitutional documents of any Obligor since January 27, 2011.

8	RELEASE

8.1	Release.

(a)
In consideration of the Lender, the Facility Agent, the Security Trustee and the Swap Banks entering into this Sixth Amendatory Agreement, each of the Obligors acknowledges and agrees that, as of the date hereof:

(i)	such Obligor does not have any claim or cause of action against any Credit Party (or any of such Credit Party’s respective directors, officers, employees or agents);

(ii)	such Obligor does not have any offset right, counterclaim or defense of any kind against any of its respective Secured Liabilities to any Credit Party; and

(iii)	each of the Credit Parties has heretofore properly performed and satisfied in a timely manner all of their respective obligations to the Obligors.

(b)
To eliminate any possibility that any past conditions, acts, omissions, events, circumstances or matters would impair or otherwise adversely affect any Credit Party’s rights, interests, contracts, collateral security or remedies, each Obligor unconditionally releases, waives and forever discharges:

(i)
any and all liabilities, obligations, duties, promises or indebtedness of any kind of any Credit Party to such Obligor, except the obligations to be performed by any Credit Party on or after the date hereof as expressly stated in this Sixth Amendatory Agreement, the Loan Agreement and the other Finance Documents; and

(ii)
all claims, offsets, causes of action, suits or defenses of any kind whatsoever (if any), whether arising at law or in equity, whether known or unknown, which such Obligor might otherwise have against any Credit Party or any of its directors, officers, employees or agents, in either case (i) or (ii), on account of any past or presently existing condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, circumstance or matter of any kind.

9	MISCELLANEOUS

9.1
Governing law.  THIS SIXTH AMENDATORY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW (OTHER THAN THE NEW YORK GENERAL OBLIGATIONS LAW §5-1401).

9.2	Counterparts. This Sixth Amendatory Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

9.3
Severability.  Any provision of this Sixth Amendatory Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating or affecting the validity or enforceability of such provision in any other jurisdiction.

9.4
Payment of expenses.  The Obligors agree to pay or reimburse each of the Credit Parties for all reasonable expenses in connection with the preparation, execution and carrying out of this Sixth Amendatory Agreement and any other document in connection herewith or therewith, including but not limited to, reasonable fees and expenses of any counsel whom the Credit Parties may deem necessary or appropriate to retain, any duties, registration fees and other charges and all other reasonable out-of-pocket expenses incurred by any of the Credit Parties in connection with the foregoing.

9.5	Headings and captions. The headings captions in this Sixth Amendatory Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

[SIGNATURE PAGE FOLLOWS]

WHEREFORE, the parties hereto have caused this Sixth Amendatory Agreement to be executed as of the date first above written.

BEDFORD MARITIME CORP., as Borrower By: /s/ Christophil B. Costas Name: Christophil B. Costas Title: Attorney-in-Fact	DVB GROUP MERCHANT BANK (ASIA) LTD., as Lender By: /s/ Jane Freeberg Sarma Name:Jane Freeberg Sarma Title: Attorney-in-Fact
BRIGHTON MARITIME CORP., as Borrower By: /s/ Christophil B. Costas Name: Christophil B. Costas Title: Attorney-in-Fact	DVB GROUP MERCHANT BANK (ASIA) LTD., as Facility Agent and Security Trustee By: /s/ Jane Freeberg Sarma Name:Jane Freeberg Sarma Title: Attorney-in-Fact
HARI MARITIME CORP., as Borrower

By: /s/ Christophil B. Costas
Name: Christophil B. Costas
Title: Attorney-in-Fact

PROSPECT NAVIGATION CORP., as Borrower

By: /s/ Christophil B. Costas
Name: Christophil B. Costas
Title: Attorney-in-Fact

THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND, as Swap Bank By: /s/ Kimberly Jones Name: Kimberly Jones Title: Manager By: /s/ Annette Dowling Name: Annette Dowling Title: Associate
HANCOCK NAVIGATION CORP., as Borrower

By: /s/ Christophil B. Costas
Name: Christophil B. Costas
Title: Attorney-in-Fact

COLUMBUS MARITIME CORP., as Borrower

By: /s/ Christophil B. Costas
Name: Christophil B. Costas
Title: Attorney-in-Fact

NATIXIS, as Swap Bank By: /s/ Rubiella Name: Rubiella Title: Head of FICT Sales By: /s/ Guzinean Guillarme Name: Guzinean Guillarme Title: Head of FI Trading
WHITEHALL MARINE TRANSPORT CORP., as Borrower By: /s/ Christophil B. Costas Name: Christophil B. Costas Title: Attorney-in-Fact	DVB BANK SE, as Swap Bank By: /s/ Jane Freeberg Sarma Name:Jane Freeberg Sarma Title: Attorney-in-Fact
TBS INTERNATIONAL LIMITED, as Guarantor By: /s/ Christophil B. Costas Name: Christophil B. Costas Title: Attorney-in-Fact
TBS HOLDINGS LIMITED, as Guarantor By: /s/ Christophil B. Costas Name: Christophil B. Costas Title: Attorney-in-Fact
TBS INTERNATIONAL PUBLIC LIMITED COMPANY, as Guarantor By: /s/ Christophil B. Costas Name: Christophil B. Costas Title: Attorney-in-Fact